UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2018

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.405 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(1) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On March 19, 2018, Sunstone Hotel Investors, Inc. (“Sunstone”) and Sunstone’s operating partnership, Sunstone Hotel Partnership, LLC (the “Operating Partnership,” and together with Sunstone, the “Company”), entered into an employment agreement (the “Employment Agreement”) with its named executive officer David M. Klein, Senior Vice President – General Counsel (“Executive”), pursuant to which Executive will continue to be employed by the Company in his current position. The Employment Agreement will supersede and replace any employment agreement previously entered into with Executive.

The initial term of the Employment Agreement is scheduled to expire on March 31, 2019, unless earlier terminated by either party. Following the expiration of the initial term, the term of the Employment Agreement will automatically renew for successive one-year periods on each anniversary of March 31, 2019 unless either party provides the other with notice of intent not to renew the Employment Agreement.

The 2018 annual base salary for Executive is $343,375, which may be increased from time to time in the Company’s sole discretion. In addition, under the Employment Agreement, Executive will be eligible to receive an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 60% of base salary, a target level equal to 85% of base salary, a high level equal to 95% of base salary, and a superior (maximum) level equal to 110% of base salary.

Under the Employment Agreement, Executive will also be eligible to earn an annual equity award with a threshold level equal to 110% of base salary, a target level equal to 135% of base salary, a high level equal to 160% of base salary, and a superior level equal to 210% of base salary, with no guaranteed minimum (and any award may equal zero in any given year). In the event that a change in control (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, any outstanding Company equity awards will fully vest immediately prior to the occurrence of such Change in Control. Furthermore, the Employment Agreement provides that Executive will be eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

If the Company terminates Executive’s employment without cause or Executive terminates his employment for good reason, then (i) Executive will receive a cash severance payment equal to the sum of (A) two times the sum of (x) the base salary in effect for Executive on the date of termination and (y) the greater of Executive’s target annual bonus for the year in which the termination occurs and the actual annual bonus paid in respect of the last completed calendar year, (B) any earned but unpaid annual bonus for a prior fiscal year, and (C) a pro-rated bonus for the year in which the termination occurs (based on Executive’s “target” bonus), (ii) all outstanding Company equity awards will vest to the extent such outstanding awards were scheduled to vest within the 12-month period immediately following the date of termination, and (iii) Executive will receive Company-paid continued health insurance coverage for himself and his eligible family members for up to 18 months following the termination date. The Company’s obligation to provide these severance payments and benefits is conditioned upon Executive’s timely execution (and non-revocation) of a general release of claims.

If the Company terminates Executive’s employment by reason of a non-renewal of the Employment Agreement upon the expiration of its term, and Executive is willing and able, at the time of such non-renewal, to continue performing services during the renewal period, then, subject to Executive’s timely execution (and non-revocation) of a general release of claims, Executive will receive an amount equal to 50% of the sum of (i) the base salary in effect for Executive on the date of termination and (ii) Executive’s target annual bonus for the year in which the termination occurs. However, if such termination occurs on or within 12 months following a change in control, then Executive will be provided with the same payments and benefits as if Executive’s employment was terminated by the Company without cause or Executive terminated his employment for good reason (as described above).

If Executive’s employment is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries, will be paid an amount equal to the sum of (i) 100% of his annual base salary then in effect, (ii) any earned but unpaid annual bonus for a prior fiscal year, and (iii) a pro-rated bonus for the year in which the death or disability occurs (based on Executive’s “target” bonus). Additionally, all outstanding time-based vesting Company equity awards will vest and Executive will receive Company-paid continued health insurance coverage for himself and/or his eligible family members for up to 18 months following the termination date.

The Employment Agreement also includes certain restrictive covenants, including non-solicitation and nondisparagement covenants. In connection with entering into the Employment Agreement, Executive entered into an indemnification agreement with the Company providing that the Company will indemnify and advance expenses to him in the case of certain claims made against him by virtue of his position with the Company.

The above summary of the terms of the Employment Agreement is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and David M. Klein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: March 21, 2018	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer